CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-263482, 333-254596, 333-238237, 333-232150, 333-224468, and 333-224470 on Form S-8 of our reports dated February 23, 2023, relating to the financial statements of Goosehead Insurance, Inc. and the effectiveness of Goosehead Insurance, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Dallas, Texas
February 24, 2023